Exhibit 99

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	January 17, 2014

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES 2013 FOURTH QUARTER

AND FULL–YEAR PROFITS

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for 2013.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the fourth quarter of 2013 were $1.74, compared with $2.16 in the year-earlier quarter and $2.11 in the third quarter of 2013. GAAP-basis net income in the recent quarter totaled $246 million, compared with $296 million and $294 million in the fourth quarter of 2012 and the third quarter of 2013, respectively. Expressed as an annualized rate of return on average assets and average common shareholders’ equity, GAAP-basis net income for the recent quarter was 1.14% and 8.93%, respectively, compared with 1.45% and 12.10%, respectively, in the year-earlier quarter and 1.39% and 11.06%, respectively, in the third quarter of 2013.

For the full year of 2013, diluted earnings per common share were $8.38, up 11% from $7.54 for 2012. Net income rose to $1.16 billion in 2013 from $1.03 billion in 2012. Expressed as a rate of return on average assets and average common shareholders’ equity, net income in 2013 was 1.39% and 11.18%, respectively, compared with 1.29% and 10.96%, respectively, in 2012.

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M&T BANK CORPORATION

Reflecting on M&T’s performance in 2013, René F. Jones, Executive Vice President and Chief Financial Officer, commented, “While expenses were elevated by investments in our infrastructure during 2013, M&T achieved a net operating return on average tangible common shareholders’ equity of 18.17% for the full year. Our core capital position strengthened, as the Tier 1 common ratio grew to 9.25% at the 2013 year-end, up 17 basis points from September 30 and 168 basis points higher than at December 31, 2012. We are also pleased with the continued improvement in credit quality. M&T’s liquidity and risk profile was enhanced during the year through several actions, including replacing less liquid investment securities with Ginnie Mae securities and the securitization of loans held in the loan portfolio. During the final two quarters of 2013 we invested heavily in several key areas, including risk management, capital planning and stress testing, regulatory compliance, and other operational and technology initiatives. Those investments will better position M&T for the future.”

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses and gains associated with merging acquired operations into M&T, since such amounts are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Reconciliations of GAAP to non-GAAP measures are provided in the financial tables included herein.

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M&T BANK CORPORATION

Diluted net operating earnings per common share, which exclude the impact of amortization of core deposit and other intangible assets and merger-related gains and expenses, were $1.79 in the recent quarter, compared with $2.23 in the year-earlier period and $2.16 in the third quarter of 2013. Net operating income for the fourth quarter of 2013 was $252 million, compared with $305 million and $301 million in the final quarter of 2012 and the third quarter of 2013, respectively. For the three months ended December 31, 2013, net operating income expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity was 1.22% and 14.12%, respectively, compared with 1.56% and 20.46% in the corresponding 2012 period and 1.48% and 17.64%, respectively, in the third quarter of 2013.

For the year ended December 31, 2013, diluted net operating earnings per common share increased 10% to $8.66 from $7.88 in 2012. Net operating income for 2013 and 2012 totaled $1.20 billion and $1.07 billion, respectively. Net operating income in 2013 expressed as a rate of return on average tangible assets and average tangible common shareholders’ equity was 1.50% and 18.17%, respectively, compared with 1.40% and 19.42%, respectively, in 2012.

Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income aggregated $673 million in the fourth quarter of 2013, compared with $679 million in the immediately preceding quarter. That decline resulted from a five basis point narrowing of the net interest margin to 3.56% in the recent quarter from 3.61% in 2013’s third quarter, partially offset by an increase in average earning assets. Taxable-equivalent net interest income in the recent quarter was little changed from the $674 million earned in the fourth quarter of 2012. For the

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M&T BANK CORPORATION

year ended December 31, 2013, net interest income on a taxable-equivalent basis rose 3% to $2.70 billion from $2.62 billion in 2012 as a result of a $3.7 billion or 5% increase in average earning assets, partially offset by an eight basis point narrowing of the net interest margin to 3.65% in 2013 from 3.73% in 2012.

Provision for Credit Losses/Asset Quality. The provision for credit losses was $42 million during the fourth quarter of 2013, down from $49 million in the year-earlier quarter and $48 million in the third quarter of 2013. The provision was equal to net charge-offs in the third and fourth quarters of 2013, and exceeded net charge-offs by $5 million in the fourth quarter of 2012. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .26% and .27% in the final quarter of 2013 and 2012, respectively, and .29% in 2013’s third quarter. The provision for credit losses declined 9% to $185 million for the year ended December 31, 2013 from $204 million in 2012. Net loan charge-offs for 2013 totaled $183 million, or .28% of average loans outstanding, improved from $186 million, or .30% of average loans in 2012.

Loans classified as nonaccrual declined to $871 million, or 1.36% of total loans at December 31, 2013, from $1.01 billion or 1.52% a year earlier and $916 million or 1.44% at September 30, 2013. Assets taken in foreclosure of defaulted loans were $67 million at December 31, 2013, down from $104 million and $89 million at December 31, 2012 and September 30, 2013, respectively.

Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance totaled $917 million at

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M&T BANK CORPORATION

December 31, 2013, compared with $926 million a year earlier and $916 million at September 30, 2013. The allowance expressed as a percentage of outstanding loans was 1.43% at the recent quarter-end, compared with 1.39% at December 31, 2012 and 1.44% at September 30, 2013.

Noninterest Income and Expense. Noninterest income aggregated $446 million in the recently completed quarter, compared with $453 million and $477 million in the final quarter of 2012 and the third quarter of 2013, respectively. Reflected in noninterest income in the third quarter of 2013 were gains from loan securitization activities of $56 million. Net losses from investment securities of $14 million were reflected in noninterest income in the fourth quarter of 2012, due to other-than-temporary impairment charges. There were no similar gains or losses in 2013’s final quarter.

Excluding gains from securitization activities and losses from investment securities, noninterest income was $446 million in the recent quarter, compared with $468 million in the year-earlier quarter and $421 million in the third quarter of 2013. As compared with the immediately preceding quarter, the recent quarter’s improvement resulted largely from higher mortgage banking revenues, primarily related to increased servicing activities. The decline in noninterest income as compared with the final 2012 quarter was predominantly due to lower mortgage banking revenues, partially offset by higher trust income.

Noninterest income aggregated $1.87 billion and $1.67 billion during the years ended December 31, 2013 and 2012, respectively. That rise was primarily the result of net gains on investment securities and gains on securitization activities, which aggregated $110 million in 2013, compared with net losses on

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M&T BANK CORPORATION

investment securities of $48 million in 2012, supplemented by higher trust income in 2013.

Noninterest expense in the fourth quarter of 2013 totaled $703 million, up from $626 million in the year-earlier quarter and $659 million in 2013’s third quarter. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets. Exclusive of those expenses, noninterest operating expenses were $693 million in the recent quarter, up from $612 million and $648 million in the fourth quarter of 2012 and the third quarter of 2013, respectively. The higher noninterest operating expenses in the recent quarter reflect increased costs for professional services largely associated with investments in M&T’s infrastructure related to BSA/AML compliance, capital planning and stress testing, risk management, and operational and technology initiatives. Those increases amounted to approximately $40 million when compared to the immediately preceding quarter and $50 million in comparison to the fourth quarter of 2012. The higher level of expenses in the recent quarter as compared with the year-earlier quarter also reflects salaries associated with M&T’s expanded residential mortgage loan sub-servicing activities.

For the year ended December 31, 2013, noninterest expense aggregated $2.60 billion, compared with $2.51 billion in the previous year. Noninterest operating expenses were $2.54 billion in 2013 and $2.44 billion in 2012. That increase was largely attributable to higher costs for professional services and salaries, partially offset by lower FDIC assessments.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and

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M&T BANK CORPORATION

noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 61.9% in the recent quarter, compared with 53.6% in the year-earlier quarter and 56.0% in the third quarter of 2013. The efficiency ratio for the full year of 2013 was unchanged from 2012 at 56.2%.

Balance Sheet. M&T had total assets of $85.1 billion at December 31, 2013, up from $83.0 billion a year earlier. Loans and leases, net of unearned discount, totaled $64.1 billion at the 2013 year-end, compared with $66.6 billion at December 31, 2012. After considering the impact of the loan securitization transactions during 2013 and a $919 million decline in loans held for sale, M&T experienced growth in its loan portfolio from December 31, 2012 to the 2013 year-end. Total deposits were $67.1 billion at the recent year-end, $1.5 billion higher than $65.6 billion at December 31, 2012.

Total shareholders’ equity rose $1.1 billion or 11% to $11.3 billion at December 31, 2013 from $10.2 billion a year earlier, representing 13.31% and 12.29%, respectively, of total assets. Common shareholders’ equity was $10.4 billion, or $80.00 per share, at December 31, 2013, compared with $9.3 billion, or $72.73 per share, at December 31, 2012. Tangible equity per common share rose 18% to $52.64 at December 31, 2013 from $44.61 a year earlier. Common shareholders’ equity per share and tangible equity per share were $77.81 and $50.32, respectively, at September 30, 2013. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T’s tangible common equity to tangible assets ratio

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M&T BANK CORPORATION

was 8.42% at December 31, 2013, compared with 7.20% and 8.11% at December 31, 2012 and September 30, 2013, respectively. M&T’s estimated Tier 1 common ratio, a regulatory capital measure, rose to 9.25% at December 31, 2013 from 7.57% and 9.08% at December 31, 2012 and September 30, 2013, respectively. M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under the new capital rules approved in July 2013 on a fully phased-in basis was approximately 9.01% as of December 31, 2013.

Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss fourth quarter and full-year financial results today at 10:30 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID #31841565. The conference call will be webcast live on M&T’s website at http://ir.mandtbank.com/events.cfm. A replay of the call will be available until January 20, 2014 by calling (800)585-8367, or (404)537-3406 for international participants, and by making reference to ID #31841565. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/events.cfm.

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

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M&T BANK CORPORATION

Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome

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M&T BANK CORPORATION

of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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M&T BANK CORPORATION

Financial Highlights

Amounts in thousands,	Three months ended December 31			Year ended December 31
except per share	2013	2012	Change	2013	2012	Change
Performance
Net income	$245,722	296,193	-17%	$1,162,780	1,029,498	13%
Net income available to common shareholders	227,449	276,605	-18%	1,086,481	953,429	14%
Per common share:
Basic earnings	$1.76	2.18	-19%	$8.44	7.57	11%
Diluted earnings	1.74	2.16	-19%	8.38	7.54	11%
Cash dividends	$.70	.70	—	$2.80	2.80	—
Common shares outstanding:
Average - diluted (1)	130,464	127,800	2%	129,603	126,405	3%
Period end (2)	130,564	128,234	2%	130,564	128,234	2%
Return on (annualized):
Average total assets	1.14%	1.45%		1.39%	1.29%
Average common shareholders’ equity	8.93%	12.10%		11.18%	10.96%
Taxable-equivalent net interest income	$672,683	673,929	—	$2,698,200	2,624,907	3%
Yield on average earning assets	3.92%	4.17%		4.03%	4.22%
Cost of interest-bearing liabilities	.56%	.67%		.60%	.74%
Net interest spread	3.36%	3.50%		3.43%	3.48%
Contribution of interest-free funds	.20%	.24%		.22%	.25%
Net interest margin	3.56%	3.74%		3.65%	3.73%
Net charge-offs to average total net loans (annualized)	.26%	.27%		.28%	.30%
Net operating results (3)
Net operating income	$252,097	304,657	-17%	$1,198,935	1,072,510	12%
Diluted net operating earnings per common share	1.79	2.23	-20%	8.66	7.88	10%
Return on (annualized):
Average tangible assets	1.22%	1.56%		1.50%	1.40%
Average tangible common equity	14.12%	20.46%		18.17%	19.42%
Efficiency ratio	61.90%	53.63%		56.16%	56.19%

	At December 31
Loan quality	2013	2012	Change
Nonaccrual loans	$871,280	1,013,176	-14%
Real estate and other foreclosed assets	66,875	104,279	-36%

Total nonperforming assets	$938,155	1,117,455	-16%

Accruing loans past due 90 days or more (4)	$368,510	358,397	3%
Government guaranteed loans included in totals above:
Nonaccrual loans	$63,647	57,420	11%
Accruing loans past due 90 days or more	297,918	316,403	-6%
Renegotiated loans	$257,092	271,971	-5%
Acquired accruing loans past due 90 days or more (5)	$129,782	166,554	-22%
Purchased impaired loans (6):
Outstanding customer balance	$579,975	828,571	-30%
Carrying amount	330,792	447,114	-26%
Nonaccrual loans to total net loans	1.36%	1.52%
Allowance for credit losses to total loans	1.43%	1.39%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Financial Highlights, Five Quarter Trend

	Three months ended
Amounts in thousands,	December 31,	September 30,	June 30,	March 31,	December 31,
except per share	2013	2013	2013	2013	2012
Performance
Net income	$245,722	294,479	348,466	274,113	296,193
Net income available to common shareholders	227,449	275,356	328,557	255,096	276,605
Per common share:
Basic earnings	$1.76	2.13	2.56	2.00	2.18
Diluted earnings	1.74	2.11	2.55	1.98	2.16
Cash dividends	$.70	.70	.70	.70	.70
Common shares outstanding:
Average - diluted (1)	130,464	130,265	129,017	128,636	127,800
Period end (2)	130,564	130,241	129,464	128,999	128,234
Return on (annualized):
Average total assets	1.14%	1.39%	1.68%	1.36%	1.45%
Average common shareholders’ equity	8.93%	11.06%	13.78%	11.10%	12.10%
Taxable-equivalent net interest income	$672,683	679,213	683,804	662,500	673,929
Yield on average earning assets	3.92%	3.98%	4.10%	4.13%	4.17%
Cost of interest-bearing liabilities	.56%	.58%	.62%	.64%	.67%
Net interest spread	3.36%	3.40%	3.48%	3.49%	3.50%
Contribution of interest-free funds	.20%	.21%	.23%	.22%	.24%
Net interest margin	3.56%	3.61%	3.71%	3.71%	3.74%
Net charge-offs to average total net loans (annualized)	.26%	.29%	.35%	.23%	.27%
Net operating results (3)
Net operating income	$252,097	300,968	360,734	285,136	304,657
Diluted net operating earnings per common share	1.79	2.16	2.65	2.06	2.23
Return on (annualized):
Average tangible assets	1.22%	1.48%	1.81%	1.48%	1.56%
Average tangible common equity	14.12%	17.64%	22.72%	18.71%	20.46%
Efficiency ratio	61.90%	56.03%	50.92%	55.88%	53.63%

Loan quality	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Nonaccrual loans	$871,280	915,871	964,906	1,052,794	1,013,176
Real estate and other foreclosed assets	66,875	89,203	82,088	95,680	104,279

Total nonperforming assets	$938,155	1,005,074	1,046,994	1,148,474	1,117,455

Accruing loans past due 90 days or more (4)	$368,510	339,792	340,467	331,283	358,397
Government guaranteed loans included in totals above:
Nonaccrual loans	$63,647	68,519	69,508	63,385	57,420
Accruing loans past due 90 days or more	297,918	320,732	315,281	311,579	316,403
Renegotiated loans	$257,092	259,301	263,351	272,285	271,971
Acquired accruing loans past due 90 days or more (5)	$129,782	153,585	155,686	157,068	166,554
Purchased impaired loans (6):
Outstanding customer balance	$579,975	648,118	725,196	790,048	828,571
Carrying amount	330,792	357,337	394,697	425,232	447,114
Nonaccrual loans to total net loans	1.36%	1.44%	1.46%	1.60%	1.52%
Allowance for credit losses to total loans	1.43%	1.44%	1.41%	1.41%	1.39%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 19.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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13-13-13-13-13

M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended			Year ended
	December 31			December 31
Dollars in thousands	2013	2012	Change	2013	2012	Change
Interest income	$734,466	745,353	-1%	$2,957,334	2,941,685	1%
Interest expense	67,982	77,931	-13	284,105	343,169	-17

Net interest income	666,484	667,422	—	2,673,229	2,598,516	3
Provision for credit losses	42,000	49,000	-14	185,000	204,000	-9

Net interest income after provision for credit losses	624,484	618,422	1	2,488,229	2,394,516	4
Other income
Mortgage banking revenues	82,169	116,546	-29	331,265	349,064	-5
Service charges on deposit accounts	110,436	112,364	-2	446,941	446,698	—
Trust income	125,876	116,915	8	496,008	471,852	5
Brokerage services income	15,807	14,872	6	65,647	59,059	11
Trading account and foreign exchange gains	13,690	10,356	32	40,828	35,634	15
Gain on bank investment securities	—	—	—	56,457	9	—
Other-than-temporary impairment losses recognized in earnings	—	(14,491)	—	(9,800)	(47,822)	—
Equity in earnings of Bayview Lending Group LLC	(6,136)	(4,941)	—	(16,126)	(21,511)	—
Other revenues from operations	104,404	101,543	3	453,985	374,287	21

Total other income	446,246	453,164	-2	1,865,205	1,667,270	12
Other expense
Salaries and employee benefits	336,159	323,010	4	1,355,178	1,314,540	3
Equipment and net occupancy	68,670	62,884	9	264,327	257,551	3
Printing, postage and supplies	8,808	10,417	-15	39,557	41,929	-6
Amortization of core deposit and other intangible assets	10,439	13,865	-25	46,912	60,631	-23
FDIC assessments	17,574	23,398	-25	69,584	101,110	-31
Other costs of operations	261,422	192,572	36	820,327	733,499	12

Total other expense	703,072	626,146	12	2,595,885	2,509,260	3
Income before income taxes	367,658	445,440	-17	1,757,549	1,552,526	13
Applicable income taxes	121,936	149,247	-18	594,769	523,028	14

Net income	$245,722	296,193	-17%	$1,162,780	1,029,498	13%

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
Dollars in thousands	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Interest income	$734,466	742,686	750,207	729,975	745,353
Interest expense	67,982	69,578	72,620	73,925	77,931

Net interest income	666,484	673,108	677,587	656,050	667,422
Provision for credit losses	42,000	48,000	57,000	38,000	49,000

Net interest income after provision for credit losses	624,484	625,108	620,587	618,050	618,422
Other income
Mortgage banking revenues	82,169	64,731	91,262	93,103	116,546
Service charges on deposit accounts	110,436	113,839	111,717	110,949	112,364
Trust income	125,876	123,801	124,728	121,603	116,915
Brokerage services income	15,807	16,871	17,258	15,711	14,872
Trading account and foreign exchange gains	13,690	8,987	9,224	8,927	10,356
Gain on bank investment securities	—	—	56,457	—	—
Other-than-temporary impairment losses recognized in earnings	—	—	—	(9,800)	(14,491)
Equity in earnings of Bayview Lending Group LLC	(6,136)	(3,881)	(2,453)	(3,656)	(4,941)
Other revenues from operations	104,404	153,040	100,496	96,045	101,543

Total other income	446,246	477,388	508,689	432,882	453,164
Other expense
Salaries and employee benefits	336,159	339,332	323,136	356,551	323,010
Equipment and net occupancy	68,670	66,220	64,278	65,159	62,884
Printing, postage and supplies	8,808	9,752	10,298	10,699	10,417
Amortization of core deposit and other intangible assets	10,439	10,628	12,502	13,343	13,865
FDIC assessments	17,574	14,877	17,695	19,438	23,398
Other costs of operations	261,422	217,817	170,682	170,406	192,572

Total other expense	703,072	658,626	598,591	635,596	626,146
Income before income taxes	367,658	443,870	530,685	415,336	445,440
Applicable income taxes	121,936	149,391	182,219	141,223	149,247

Net income	$245,722	294,479	348,466	274,113	296,193

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15-15-15-15-15

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	December 31
Dollars in thousands	2013	2012	Change
ASSETS
Cash and due from banks	$1,573,361	1,983,615	-21%
Interest-bearing deposits at banks	1,651,138	129,945	—
Federal funds sold and agreements to resell securities	99,573	3,000	—
Trading account assets	376,131	488,966	-23
Investment securities	8,796,497	6,074,361	45
Loans and leases:
Commercial, financial, etc	18,705,216	17,776,953	5
Real estate - commercial	26,148,208	25,993,790	1
Real estate - consumer	8,928,221	11,240,837	-21
Consumer	10,291,514	11,559,377	-11

Total loans and leases, net of unearned discount	64,073,159	66,570,957	-4
Less: allowance for credit losses	916,676	925,860	-1

Net loans and leases	63,156,483	65,645,097	-4
Goodwill	3,524,625	3,524,625	—
Core deposit and other intangible assets	68,851	115,763	-41
Other assets	5,900,032	5,043,431	17

Total assets	$85,146,691	83,008,803	3%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$24,661,007	24,240,802	2%
Interest-bearing deposits	42,134,859	40,325,932	4
Deposits at Cayman Islands office	322,746	1,044,519	-69

Total deposits	67,118,612	65,611,253	2
Short-term borrowings	260,455	1,074,482	-76
Accrued interest and other liabilities	1,328,922	1,512,717	-12
Long-term borrowings	5,108,870	4,607,758	11

Total liabilities	73,816,859	72,806,210	1
Shareholders’ equity:
Preferred	881,500	872,500	1
Common (1)	10,448,332	9,330,093	12

Total shareholders’ equity	11,329,832	10,202,593	11

Total liabilities and shareholders’ equity	$85,146,691	83,008,803	3%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $64.2 million at December 31, 2013 and $240.3 million at December 31, 2012.

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16-16-16-16-16

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	December 31,	September 30,	June 30,	March 31,	December 31,
Dollars in thousands	2013	2013	2013	2013	2012
ASSETS
Cash and due from banks	$1,573,361	1,941,944	1,350,015	1,231,091	1,983,615
Interest-bearing deposits at banks	1,651,138	1,925,811	2,555,354	1,304,770	129,945
Federal funds sold and agreements to resell securities	99,573	117,809	124,487	594,976	3,000
Trading account assets	376,131	371,370	378,235	420,144	488,966
Investment securities	8,796,497	8,309,773	5,210,526	5,660,831	6,074,361
Loans and leases:
Commercial, financial, etc	18,705,216	17,911,149	18,021,812	17,469,138	17,776,953
Real estate - commercial	26,148,208	26,345,267	26,116,394	25,944,819	25,993,790
Real estate - consumer	8,928,221	9,228,003	10,399,749	11,094,577	11,240,837
Consumer	10,291,514	10,174,623	11,433,911	11,415,733	11,559,377

Total loans and leases, net of unearned discount	64,073,159	63,659,042	65,971,866	65,924,267	66,570,957
Less: allowance for credit losses	916,676	916,370	927,065	927,117	925,860

Net loans and leases	63,156,483	62,742,672	65,044,801	64,997,150	65,645,097
Goodwill	3,524,625	3,524,625	3,524,625	3,524,625	3,524,625
Core deposit and other intangible assets	68,851	79,290	89,918	102,420	115,763
Other assets	5,900,032	5,414,191	4,951,044	4,975,950	5,043,431

Total assets	$85,146,691	84,427,485	83,229,005	82,811,957	83,008,803

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$24,661,007	24,150,771	24,074,815	23,603,971	24,240,802
Interest-bearing deposits	42,134,859	42,084,860	41,302,212	41,219,679	40,325,932
Deposits at Cayman Islands office	322,746	316,510	284,443	266,076	1,044,519

Total deposits	67,118,612	66,552,141	65,661,470	65,089,726	65,611,253
Short-term borrowings	260,455	246,019	307,740	374,593	1,074,482
Accrued interest and other liabilities	1,328,922	1,491,797	1,421,067	1,530,118	1,512,717
Long-term borrowings	5,108,870	5,121,326	5,122,398	5,394,563	4,607,758

Total liabilities	73,816,859	73,411,283	72,512,675	72,389,000	72,806,210
Shareholders’ equity:
Preferred	881,500	879,010	876,796	874,627	872,500
Common (1)	10,448,332	10,137,192	9,839,534	9,548,330	9,330,093

Total shareholders’ equity	11,329,832	11,016,202	10,716,330	10,422,957	10,202,593

Total liabilities and shareholders’ equity	$85,146,691	84,427,485	83,229,005	82,811,957	83,008,803

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $64.2 million at December 31, 2013, $198.1 million at September 30, 2013, $227.8 million at June 30, 2013, $226.0 million at March 31, 2013 and $240.3 million at December 31, 2012.

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17-17-17-17-17

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet

and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance December 31, 2013 from		Year ended December 31,
	December 31, 2013		December 31, 2012		September 30, 2013		December 31,	September 30,	2013		2012		Change in
Dollars in millions	Balance	Rate	Balance	Rate	Balance	Rate	2012	2013	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$2,948	.25%	273	.15%	2,646	.25%	982%	11%	$2,139	.24%	528	.23%	305%
Federal funds sold and agreements to resell securities	115	.07	3	.57	117	.08	—	-2	128	.09	4	.55	—
Trading account assets	82	1.36	97	1.45	67	1.27	-15	23	78	1.91	96	1.45	-19
Investment securities	8,354	3.32	6,295	3.31	6,979	3.31	33	20	6,615	3.32	6,969	3.44	-5
Loans and leases, net of unearned discount
Commercial, financial, etc	18,096	3.41	16,995	3.68	17,798	3.50	6	2	17,736	3.54	16,336	3.71	9
Real estate - commercial	26,231	4.48	25,332	4.50	26,129	4.51	4	—	26,083	4.53	24,907	4.50	5
Real estate - consumer	8,990	4.20	11,087	4.10	9,636	4.17	-19	-7	10,136	4.12	9,727	4.33	4
Consumer	10,233	4.60	11,597	4.69	11,295	4.57	-12	-9	11,098	4.60	11,732	4.77	-5

Total loans and leases, net	63,550	4.17	65,011	4.28	64,858	4.21	-2	-2	65,053	4.24	62,702	4.35	4

Total earning assets	75,049	3.92	71,679	4.17	74,667	3.98	5	1	74,013	4.03	70,299	4.22	5
Goodwill	3,525		3,525		3,525		—	—	3,525		3,525		—
Core deposit and other intangible assets	74		122		84		-40	-13	90		144		-37
Other assets	6,682		6,040		5,735		11	17	6,034		6,015		—

Total assets	$85,330		81,366		84,011		5%	2%	$83,662		79,983		5%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
NOW accounts	$933	.13	881	.14	924	.14	6%	1%	$923	.14	856	.16	8%
Savings deposits	38,079	.14	34,587	.19	36,990	.15	10	3	36,739	.15	33,398	.20	10
Time deposits	3,617	.51	4,727	.79	3,928	.62	-23	-8	4,045	.65	5,347	.86	-24
Deposits at Cayman Islands office	414	.21	763	.18	392	.22	-46	6	496	.21	605	.19	-18

Total interest-bearing deposits	43,043	.17	40,958	.26	42,234	.19	5	2	42,203	.20	40,206	.29	5

Short-term borrowings	287	.06	677	.16	299	.08	-58	-4	390	.11	839	.15	-54
Long-term borrowings	5,009	3.91	4,510	4.52	5,010	3.89	11	—	4,941	4.05	5,527	4.08	-11

Total interest-bearing liabilities	48,339	.56	46,145	.67	47,543	.58	5	2	47,534	.60	46,572	.74	2
Noninterest-bearing deposits	24,169		23,311		23,998		4	1	23,721		21,761		9
Other liabilities	1,713		1,805		1,589		-5	8	1,685		1,947		-13

Total liabilities	74,221		71,261		73,130		4	1	72,940		70,280		4
Shareholders’ equity	11,109		10,105		10,881		10	2	10,722		9,703		10

Total liabilities and shareholders’ equity	$85,330		81,366		84,011		5%	2%	$83,662		79,983		5%

Net interest spread		3.36		3.50		3.40				3.43		3.48
Contribution of interest-free funds		.20		.24		.21				.22		.25
Net interest margin		3.56%		3.74%		3.61%				3.65%		3.73%

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18-18-18-18-18

M&T BANK CORPORATION

Reconciliation of GAAP to Non-GAAP Measures

	Three months ended December 31		Year ended December 31
	2013	2012	2013	2012
Income statement data
In thousands, except per share
Net income
Net income	$245,722	296,193	$1,162,780	1,029,498
Amortization of core deposit and other intangible assets (1)	6,375	8,464	28,644	37,011
Merger-related expenses (1)	—	—	7,511	6,001

Net operating income	$252,097	304,657	$1,198,935	1,072,510

Earnings per common share
Diluted earnings per common share	$1.74	2.16	$8.38	7.54
Amortization of core deposit and other intangible assets (1)	.05	.07	.22	.29
Merger-related expenses (1)	—	—	.06	.05

Diluted net operating earnings per common share	$1.79	2.23	$8.66	7.88

Other expense
Other expense	$703,072	626,146	$2,595,885	2,509,260
Amortization of core deposit and other intangible assets	(10,439)	(13,865)	(46,912)	(60,631)
Merger-related expenses	—	—	(12,364)	(9,879)

Noninterest operating expense	$692,633	612,281	$2,536,609	2,438,750

Merger-related expenses
Salaries and employee benefits	$—	—	$836	4,997
Equipment and net occupancy	—	—	690	15
Printing, postage and supplies	—	—	1,825	—
Other costs of operations	—	—	9,013	4,867

Total	$—	—	$12,364	9,879

Efficiency ratio
Noninterest operating expense (numerator)	$692,633	612,281	$2,536,609	2,438,750

Taxable-equivalent net interest income	672,683	673,929	2,698,200	2,624,907
Other income	446,246	453,164	1,865,205	1,667,270
Less: Gain on bank investment securities	—	—	56,457	9
Net OTTI losses recognized in earnings	—	(14,491)	(9,800)	(47,822)

Denominator	$1,118,929	1,141,584	$4,516,748	4,339,990

Efficiency ratio	61.90%	53.63%	56.16%	56.19%

Balance sheet data
In millions
Average assets
Average assets	$85,330	81,366	$83,662	79,983
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(74)	(122)	(90)	(144)
Deferred taxes	23	36	27	42

Average tangible assets	$81,754	77,755	$80,074	76,356

Average common equity
Average total equity	$11,109	10,105	$10,722	9,703
Preferred stock	(881)	(872)	(878)	(869)

Average common equity	10,228	9,233	9,844	8,834
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(74)	(122)	(90)	(144)
Deferred taxes	23	36	27	42

Average tangible common equity	$6,652	5,622	$6,256	5,207

At end of quarter
Total assets
Total assets	$85,147	83,009
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(69)	(116)
Deferred taxes	21	34

Total tangible assets	$81,574	79,402

Total common equity
Total equity	$11,330	10,203
Preferred stock	(882)	(873)
Undeclared dividends - cumulative preferred stock	(3)	(3)

Common equity, net of undeclared cumulative preferred dividends	10,445	9,327
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(69)	(116)
Deferred taxes	21	34

Total tangible common equity	$6,872	5,720

(1)	After any related tax effect.

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19-19-19-19-19

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
Income statement data
In thousands, except per share
Net income
Net income	$245,722	294,479	348,466	274,113	296,193
Amortization of core deposit and other intangible assets (1)	6,375	6,489	7,632	8,148	8,464
Merger-related expenses (1)	—	—	4,636	2,875	—

Net operating income	$252,097	300,968	360,734	285,136	304,657

Earnings per common share
Diluted earnings per common share	$1.74	2.11	2.55	1.98	2.16
Amortization of core deposit and other intangible assets (1)	.05	.05	.06	.06	.07
Merger-related expenses (1)	—	—	.04	.02	—

Diluted net operating earnings per common share	$1.79	2.16	2.65	2.06	2.23

Other expense
Other expense	$703,072	658,626	598,591	635,596	626,146
Amortization of core deposit and other intangible assets	(10,439)	(10,628)	(12,502)	(13,343)	(13,865)
Merger-related expenses	—	—	(7,632)	(4,732)	—

Noninterest operating expense	$692,633	647,998	578,457	617,521	612,281

Merger-related expenses
Salaries and employee benefits	$—	—	300	536	—
Equipment and net occupancy	—	—	489	201	—
Printing, postage and supplies	—	—	998	827	—
Other costs of operations	—	—	5,845	3,168	—

Total	$—	—	7,632	4,732	—

Efficiency ratio
Noninterest operating expense (numerator)	$692,633	647,998	578,457	617,521	612,281

Taxable-equivalent net interest income	672,683	679,213	683,804	662,500	673,929
Other income	446,246	477,388	508,689	432,882	453,164
Less: Gain on bank investment securities	—	—	56,457	—	—
Net OTTI losses recognized in earnings	—	—	—	(9,800)	(14,491)

Denominator	$1,118,929	1,156,601	1,136,036	1,105,182	1,141,584

Efficiency ratio	61.90%	56.03%	50.92%	55.88%	53.63%

Balance sheet data
In millions
Average assets
Average assets	$85,330	84,011	83,352	81,913	81,366
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(74)	(84)	(95)	(109)	(122)
Deferred taxes	23	25	28	32	36

Average tangible assets	$81,754	80,427	79,760	78,311	77,755

Average common equity
Average total equity	$11,109	10,881	10,563	10,322	10,105
Preferred stock	(881)	(878)	(876)	(874)	(872)

Average common equity	10,228	10,003	9,687	9,448	9,233
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(74)	(84)	(95)	(109)	(122)
Deferred taxes	23	25	28	32	36

Average tangible common equity	$6,652	6,419	6,095	5,846	5,622

At end of quarter
Total assets
Total assets	$85,147	84,427	83,229	82,812	83,009
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(69)	(79)	(90)	(102)	(116)
Deferred taxes	21	24	27	30	34

Total tangible assets	$81,574	80,847	79,641	79,215	79,402

Total common equity
Total equity	$11,330	11,016	10,716	10,423	10,203
Preferred stock	(882)	(879)	(877)	(875)	(873)
Undeclared dividends - cumulative preferred stock	(3)	(4)	(3)	(3)	(3)

Common equity, net of undeclared cumulative preferred dividends	10,445	10,133	9,836	9,545	9,327
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(69)	(79)	(90)	(102)	(116)
Deferred taxes	21	24	27	30	34

Total tangible common equity	$6,872	6,553	6,248	5,948	5,720

(1)	After any related tax effect.

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